UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  As previously announced, Richard P. Crystal, current Chairman and Chief Executive Officer, will retire from New York & Company, Inc. (the “Company”) and its board of directors effective February 11, 2011. Grace Nichols, who has served as a director since March 2008, will assume the role of non-executive chair of the board of directors effective February 12, 2011. Ms. Nichols spent more than 20 years at Limited Brands, including 14 years as Chief Executive Officer of Victoria’s Secret Stores from 1992 until she retired in January 2007. From 1986 to 1992, she served as Executive Vice President of Victoria’s Secret Stores. Prior to joining Limited Brands, Ms. Nichols held various senior merchandising positions in teen’s and women’s apparel at The Broadway Southern California divisions of Carter, Hawley, Hale, Inc. Ms. Nichols currently sits on the boards of directors of Pacific Sunwear and Men’s Wearhouse, both publicly-traded companies.

(c)  On February 1, 2011, the Company announced the promotion of Gregory Scott, 47, President, to the role of Chief Executive Officer effective February 12, 2011. Mr. Scott joined the Company as its President on June 1, 2010 and was appointed to the Company’s board of directors on August 18, 2010. Mr. Scott brings more than 20 years of retail industry experience to the Company. He previously served as Chief Executive Officer of Bebe Stores, a specialty retailer of contemporary women’s apparel and accessories. Prior to Bebe, Mr. Scott served as President of Arden B., a division of Wet Seal, Inc.  Mr. Scott has also held senior level merchandising positions at Ann Taylor Stores and was a merchandiser at Henri Bendel, a division of The Limited.  Mr. Scott began his retail career in the executive training program at Macy’s West, a division of Federated Department Stores, Inc., where he held several merchandising positions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
99.1	Press release issued on February 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: February 1, 2011	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on February 1, 2011